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                                                                   Exhibit 10.1


               AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                  This AMENDED AND RESTATED ASSIGNMENT AND SECURITY AGREEMENT (this "AGREEMENT") is dated as of July 31, 2001 and entered into by and among the undersigned, ("GRANTORS"), and any Additional Grantor (as hereinafter defined) that may become a party hereto, and BANKERS TRUST COMPANY, as agent for and representative of (in such capacity herein called "SECURED PARTY"), the financial institutions ("LENDERS") party to the Fifth Amended and Restated Credit Agreement (as hereinafter defined) and amends and restates the Assignment and Security Agreement dated as of October 20, 1994 between Grantor and Secured Party (the "PRIOR SECURITY AGREEMENT").

                             PRELIMINARY STATEMENTS

                  A. Secured Party and Lenders have entered into a Fifth Amended and Restated Credit Agreement dated as of May 25, 2001 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT;" the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have amended and restated the Fourth Amended and Restated Credit Agreement dated as of December 19, 1997 among Grantor, Lenders and Agent, as amended, supplemented or otherwise modified to the date hereof (the "PRIOR CREDIT AGREEMENT").

                  B. Each Grantor has executed and delivered a Guaranty (said Guaranty, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "GUARANTY") in favor of Secured Party for the benefit of Lenders, pursuant to which each Grantor has guarantied the prompt payment and performance when due of all obligations of Company under the Credit Agreement.

                  C. Grantors are subsidiaries of Company. A portion of the proceeds of the Loans have been advanced to repay and refinance certain existing indebtedness of Grantors and additional Loans may from time to time be advanced to Grantors and thus the Secured Obligations (as hereinafter defined) have been incurred and are being incurred for and have inurred to the benefit of and will inure to the benefit of Grantors (which benefits are hereby acknowledged).

                  D. It is a requirement of the Credit Agreement that the Prior Security Agreement be amended and restated.

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby agree with Secured Party as follows:

                  SECTION 1. GRANT OF SECURITY. Each Grantor has pledged and assigned, hereby ratifies such prior pledge and assignment, and further hereby pledges and assigns to Secured Party, for Secured Party's benefit and the benefit of Lenders, and has granted, hereby ratifies such prior grant and further hereby grants to Secured Party, for Secured Party's benefit


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and the benefit of Lenders, a security interest in all of such Grantor's right, title and interest in and to all personal property, including, without limitation, the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (with respect to any or all Grantors, the "COLLATERAL"):

                  (a) all equipment in all of its forms, all parts thereof and all accessions thereto (any and all such equipment, parts and accessions of Grantors being the "EQUIPMENT");

                  (b) all inventory in all of its forms including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor's business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, and (iv) all goods that are returned to or repossessed by such Grantor and all accessions thereto and products thereof (all such inventory, accessions and products of Grantors being the "INVENTORY") and all negotiable documents of title (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any Person covering any Inventory (any such negotiable document of title being a "NEGOTIABLE DOCUMENT OF TITLE");

                  (c) all accounts (including, without limitation, all accounts set forth on Schedule IV annexed hereto), receivables, contract rights, other payment rights of any kind, chattel paper (whether tangible or electronic), documents, instruments (including, without limitation, promissory notes), investment property, letter-of-credit rights (whether or not such letter of credit is evidenced by a writing), health-care-insurance receivables, supporting obligations, general intangibles, including, without limitation, payment intangibles, software, all intangible personal property relating to the recordation, monitoring, collection, servicing and payment of Accounts (as hereinafter defined), (including, without limitation, all rights, whether for payment or performance, under (a) managed care contracts, preferred provider contracts, and other contracts with health or medical insurance companies or public or governmental entities relating to the payment of or reimbursement for medical, health care and other services and products provided by the Grantor, including, without limitation, all rights in any way related to the Medicare, Medicaid or any other state or federal programs and (b) data processing contracts, computer software licenses, cash management contracts and other contracts and licenses relating to the servicing of Accounts), and, to the extent not listed above as original Collateral, proceeds and products of the foregoing (collectively, the "ACCOUNTS"), and any and all security agreements, leases and other contracts securing or otherwise relating to the Accounts (collectively, the "RELATED CONTRACTS"), whether now owned or hereafter acquired;

                  (d) to the extent not included in any other paragraph of this Section 1, all agreements, contracts and assignments including without limitation those whereby Grantor obtains goods, services or rights that are useful or necessary to the business or operations of Grantor as each such agreement, contract and assignment may be amended, supplemented, restated or otherwise modified from time to time (said agreements, contracts and assignments, as so amended, supplemented, restated or modified, are referred to herein individually as an "ASSIGNED AGREEMENT" and collectively as the "ASSIGNED AGREEMENTS"), including without limitation (i) all rights of Grantor to receive moneys due or to become due under or pursuant to


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the Assigned Agreements, (ii) all rights of Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of Grantor for damages arising out of any breach of or default under the Assigned Agreements, (iv) all rights of Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) all agreements, permits, certifications or other rights related to the operation of Grantor's businesses;

                  (e) all deposit accounts, including, without limitation, any account for the concentration or collection of the funds of Grantor and its Subsidiaries maintained with PNC Bank, National Association, and its successors and assigns, and all deposit accounts maintained with Secured Party or any Lender or any other party;

                  (f) all trademarks and tradenames (including, without limitation, all trademarks and tradenames set forth on Schedule III annexed hereto), tradesecrets, business names, patents, patent applications, licenses, certificates, operating agreements, permits, copyrights, registrations and franchise rights, and all goodwill associated with any of the foregoing;

                  (g) to the extent not included in any other paragraph of this Section 1, all other general intangibles (including without limitation tax refunds, rights to payment or performance, choses in action and judgments taken on any rights or claims, whether included in the Collateral or otherwise) and commercial tort claims, whether now owned or hereafter acquired;

                  (h) all plant fixtures, business fixtures and other fixtures and storage and office facilities, and all accessions thereto and products thereof;

                  (i) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

                  (j) all of such Grantor's right, title and interest as a general partner or member in the Joint Ventures, whether now owned or hereafter acquired, including without limitation all of such Grantor's right, title and interest in, to and under all partnership agreements or limited liability agreements entered into from time to time by Grantor (as amended to the date hereof and as they may hereafter be amended, supplemented or otherwise modified from time to time, the "JOINT VENTURE AGREEMENTS") including without such limitation such Grantor's right to vote and to manage and administer the business of such Joint Ventures, together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its general partnership or membership interests in such Joint Ventures, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, and further including, without limitation, all of the rights of such Grantor as a general partner or member of any of such Joint Ventures: (i) to (x) receive money due and to become due (including without limitation dividends, distributions, interest, income from partnership or limited liability company properties and operations, proceeds of the sale of


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partnership or limited liability company assets and returns of capital) under or pursuant to any of such Joint Venture Agreements, (y) receive payments upon termination of any of such Joint Venture Agreements, and (z) receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's general partnership or membership interests evidenced by any of such Joint Venture Agreements; (ii) in and with respect to claims and causes of action arising out of or relating to any of such Joint Ventures; and (iii) to have access to the books and records of any of such Joint Venture and to other information concerning or affecting such Joint Ventures;

                  (k) all of such Grantor's right, title and interest as a member of any limited liability company that is a Subsidiary (each, an "LLC" and, collectively, the "LLCS"), whether now owned or hereafter acquired, including without limitation all of such Grantor's right, title and interest in, to and under each limited liability company agreement, as amended to the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, (each an "LLC AGREEMENT" and collectively, the "LLC AGREEMENTS") of such LLC (including without limitation, such Grantor's right to vote and to manage and administer the business of such LLC), together with all other rights, interests, claims and other property of such Grantor in any manner arising out of or relating to its interest in such LLC, whatever their respective kind or character, whether they are tangible or intangible property, and wheresoever they may exist or be located, further including, without limitation, all of the rights of such Grantor as a member of such LLC: (i) to
(x) receive money due and to become due (including without limitation dividends, distributions, interest, income from LLC properties and operations, proceeds of sale of LLC assets and return of capital) under or pursuant to such LLC Agreement, (y) receive payments upon termination of such LLC Agreement, and
(z) receive any other payments or distributions, whether cash or noncash, in respect of such Grantor's membership interest evidenced by such LLC Agreement;
(ii) in and with respect to claims and causes of action arising out of or relating to such LLC; and (iii) to have access to such LLC's books and records and to other information concerning or affecting such LLC; and additionally including without limitation any "certificate of interest" or "certificates of interest" (or other certificates or instruments however designated or titled) issued by or on behalf of any LLC and evidencing such Grantor's interest as a member of such LLC (collectively, the "CERTIFICATE" with respect to such LLC or Subsidiary) and any interest of such Grantor in the entries on the books of such LLC or of any financial intermediary pertaining to such Grantor's interest as a member of such LLC; and

                  (l) all proceeds, products, rents and profits of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  SECTION 2.        SECURITY FOR OBLIGATIONS.

                  (a) This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required


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prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of, in connection with, or related to the Credit Agreement and the other Credit Documents and all extensions or renewals thereof, whether for principal, interest (including without limitation interest, fees (including without limitation attorneys' fees), expenses, costs or any other amount or claim that, but for the filing of a petition in bankruptcy with respect to any Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party, the Issuing Bank or any Lender as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantors now or hereafter existing under this Agreement (all such obligations of Grantors, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

                  (b) It is the parties' desire through this Agreement to cover all of the personal property of the Borrower to the maximum extent permitted by law, including the provisions of Revised Article 9 as presently existing or as hereafter adopted or modified. Nothing herein shall reduce or diminish any rights that the Lenders or the Secured Party had under the Prior Security Agreement. Without limiting the generality of the foregoing, to the extent that any terms of the Prior Security Agreement grant any additional or greater rights to the Lenders and the Secured Party than those provided in this Agreement, such terms of the Prior Security Agreement shall survive and are hereby incorporated by reference as if set forth in full herein.

                  SECTION 3.        GRANTORS REMAIN LIABLE; NO ASSUMPTION.

                  (a) Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                  (b) Notwithstanding any of the foregoing, this Agreement shall not in any way be deemed to obligate Secured Party, the Issuing Bank, any Lender or any purchaser at a foreclosure sale under this Agreement to assume any of Grantors' obligations, duties, expenses or liabilities under the Joint Venture Agreements or the LLC Agreements (including without limitation any Grantor's obligations as a general partner or member for the debts and obligations of any Joint Venture or LLC and to manage the business and affairs of such Joint Venture or


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LLC) or under any and all other agreements now existing or hereafter drafted or executed (collectively, the "GRANTOR OBLIGATIONS"), unless Secured Party, the Issuing Bank, any Lender or any such purchaser otherwise expressly agrees to assume any or all of said Grantor Obligations in writing. In the event of foreclosure by Secured Party on behalf of Lenders and Issuing Bank, Grantors shall remain bound and obligated to perform the Grantor Obligations and neither Secured Party nor any Lender or the Issuing Bank shall be deemed to have assumed any of such Grantor Obligations except as provided in the preceding sentence. Without limiting the generality of the foregoing, neither the grant of the security interest in the Collateral in favor of Secured Party as provided herein nor the exercise by Secured Party of any of its rights hereunder nor any action by Secured Party in connection with a foreclosure on the Collateral shall be deemed to constitute Secured Party, Issuing Bank or any Lender, a general partner or member of any Joint Venture or a member of any LLC; provided, however, that in the event Secured Party or any purchaser of Collateral at a foreclosure sale elects to become a substituted general partner or member of any Joint Venture or member of any LLC in place of any Grantor, Secured Party or such purchaser, as the case may be, shall adopt in writing the respective Joint Venture Agreement or LLC Agreement, as the case may be, and agree to be bound by the terms and provisions thereof.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants as follows:

                  (a) Ownership of Collateral. Except for the security interest created by this Agreement or the Prior Security Agreement, such Grantor owns the Collateral of such Grantor as legal and beneficial owner free and clear of any Lien. Except such as may have been filed in favor of Secured Party relating to the Prior Security Agreement or this Agreement, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral of such Grantor is on file in any filing or recording office. Except for the security interest created by this Agreement or the Prior Security Agreement, such Grantor's title to the Collateral is free of all adverse claims, security interests, and restrictions on transfer or pledge.

                  (b) Location of Equipment and Inventory. All of the Equipment and Inventory, plant fixtures, business fixtures and other fixtures and storage and office facilities of such Grantor is, as of the date hereof, located at the places specified in relation to such Grantor on Schedule I annexed hereto.

                  (c) Office Locations; Other Names. The chief place of business, the chief executive office and the office where such Grantor keeps its records regarding the Accounts of such Grantor and all originals of all tangible chattel paper (and the electronic equivalent thereof for electronic chattel paper) that evidence such Accounts is, and has been for the four month period preceding the date hereof, located at the address specified in relation to such Grantor on Schedule I annexed hereto. The state of incorporation or formation is the state identified on Schedule I annexed hereto. The organization number or federal employer identification number (as the case may be) is the number specified on Schedule I annexed hereto. Such Grantor has not in the past done, and does not now do, business under any other name (including any trade-name or fictitious business name) except as set forth in relation to such Grantor on Schedule II annexed hereto.


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                  (d)      Delivery of Certain Collateral. All chattel paper
and all notes and other instruments (excluding checks) comprising any and all items of Collateral of such Grantor have been delivered to Secured Party duly endorsed and accompanied by duly executed instruments of transfer or assignment in blank.

                  (e) Consents or Governmental Authorizations. No consent of any other Person (including, without limitation, any other partner or member of any Joint Venture, any member of any LLC, or any creditor of Grantors), and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the assignment or transfer of, or the creation, attachment or perfection of a security interest in any Joint Venture, and there is no rule of law, regulation or statute that prohibits or restricts any of the foregoing.

                  (f) Perfection. This Agreement, together with the filing of an "in lieu of" financing statement, including, if applicable, an amendment thereto describing the Collateral, or an amendment to the financing statement previously filed describing the Collateral of such Grantor (and such Grantor further agrees that the "in lieu of" financing statement and amendments, including any further amendments and continuations of the financing statement, may be filed with a description of the Collateral as "all assets") with the Secretary of State in which such Grantor is incorporated, creates a valid, perfected, first priority security interest in the Collateral to the extent a security interest in such Collateral can be perfected by filing, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken.

                  (g)      Reserved.

                  (h) Joint Venture Agreements. The Joint Venture Agreements, true and complete copies of which have been furnished to Secured Party, have been duly authorized, executed and delivered by each Grantor party thereto and are in full force and effect and have not been amended or modified except as disclosed in writing to Secured Party. No default by any Grantor exists under any Joint Venture Agreement to which it is a party and no event has occurred or exists that with notice or lapse of time or both, would constitute a default by such Grantor thereunder. To the best knowledge of such Grantor, except as disclosed to Secured Party, no default by any other partner exists under such Joint Venture Agreement and no event has occurred or exists that, with notice or lapse of time or both, would constitute a default by any other partner thereunder.

                  (i) Deposit Accounts. Schedule IV sets forth a complete list of all Accounts of Grantors in which any Grantor deposits any Accounts Receivable.

                  (j) Other Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of such Grantor with respect to the Collateral of such Grantor is accurate and complete in all respects.

                  SECTION 5.        FURTHER ASSURANCES; ADDITIONAL GRANTORS.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take


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all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will promptly:
(i) at the request of Secured Party, mark conspicuously each item of chattel paper included in the Accounts of such Grantor (including electronically placing an identification of Secured Party on the electronic chattel paper), each Related Contract of such Grantor and each of its records pertaining to the Collateral of such Grantor, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts (and, for electronic chattel paper, the electronic equivalent thereof) of chattel paper constituting Collateral of such Grantor, duly endorsed and accompanied by duly authenticated instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, which shall be deemed to be all assets of Grantor, (iv) take such action as Secured Party may request in order for Secured Party to obtain "control" of any and all investment property, deposit accounts, electronic chattel paper, and letter-of-credit rights (as such terms are now or hereafter defined in Revised Article 9 of the Uniform Commercial Code ("REVISED ARTICLE 9") with corresponding provisions in Rev. ss.ss.9-104, 9-105, 9-106 and 9-107 pertaining to the construction of "control" for such items of Collateral), with each and every agreement establishing control to be in form and substance satisfactory to Secured Party, (v) obtain the acknowledgement, in form and substance satisfactory to Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Secured Party, (vi) at any reasonable time, upon request by Secured Party, exhibit the Collateral of such Grantor to and allow inspection of such Collateral by Secured Party, or persons designated by Secured Party, and (vii) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

                  (b) Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of such Grantor's assets without the signature of such Grantor. Each Grantor agrees that a carbon, photographic, electronic or other reproduction of this Agreement or of a financing statement executed or authenticated by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

                  (c) Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably require, all in reasonable detail. Each Grantor will furnish to Secured Party, within sixty (60) days following execution of this Agreement, thereafter on an annual basis within sixty (60) days following the close of each of such Grantor's fiscal years, and at such additional times as the Secured Party may reasonably require, a complete listing of each Account Debtor, including each Account Debtor's name and complete address, in both hard copy and machine-readable magnetic media formats.


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                  (d)      The initial Grantors hereunder shall be those of the
Subsidiaries of the Borrower as are signatories hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of the Borrower may become parties hereto, as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a counterpart of this Subsidiary Security Agreement. Upon delivery of any such counterpart to the Secured Party, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Agent not to cause any Subsidiary of the Borrower to become an Additional Grantor hereunder. This Subsidiary Security Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder. Promptly upon execution of such counterpart each Additional Grantor shall take the actions set forth in
Section 5(a)(i) through (vii) and shall provide an addendum to each of the Schedules to this Agreement that provides the information called for on such Schedule as it applies to such Additional Grantor.

                  SECTION 6. CERTAIN COVENANTS OF GRANTORS. Each Grantor shall:

                  (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                  (b) give Secured Party 30 days' prior written notice of any change in such Grantor's name or identity, corporate form or structure, status of incorporation, state in which it is located, organization or federal employer identification number (as the case may be), chief place of business, chief executive office or residence or the office where such Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts;

                  (c) if Secured Party gives value to enable such Grantor to acquire rights in or the use of any Collateral, use such value for such purposes;

                  (d) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral of such Grantor, except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral of such Grantor as a result of the failure to make such payment;

                  (e) not (i) cancel or terminate any Joint Venture Agreement to which it is a party or consent to or accept any cancellation or termination thereof, (ii) sell, assign (by operation of law or otherwise) or otherwise dispose of any part of its general partnership or membership interest in any Joint Venture, (iii) amend, supplement or otherwise modify any Joint Venture Agreement to which it is a party (as in effect on the date hereof) except amendments that are immaterial and would not have a material adverse effect on the business, operations, property, assets, liability (contingent or otherwise), condition (financial or otherwise), or


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prospects of the Borrower and its Subsidiaries taken as a whole, (iv) waive any default under or breach of any Joint Venture Agreement to which it is a party or waive, fail to enforce, forgive or release any right, interest or entitlement of any kind, howsoever arising, under or in respect of any Joint Venture Agreement to which it is a party or vary or agree to the variation in any respect of any of the provisions of any Joint Venture Agreement to which it is a party or of the performance of any other Person under any such Joint Venture Agreement, or (v) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Joint Venture Agreement to which it is a party or to amend or modify such Joint Venture Agreement;

                  (f) at its expense (i) perform and comply in all material respects with all terms and provisions of any Joint Venture Agreement to which it is a party required to be performed or complied with by it, (ii) maintain any Joint Venture Agreement to which it is a party in full force and effect, (iii) enforce any Joint Venture Agreement to which it is a party in accordance with its terms, and (iv) take all such action to that end as from time to time may be reasonably requested by Secured Party;

                  (g) not permit any Joint Venture to which it is a party to enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                  (h) deposit all Accounts Receivable in one of the Accounts governed by a Collection Bank Agreement specified on Schedule IV to the extent required by Section 8.17 of the Credit Agreement;

                  (i) not deposit any Accounts Receivable in any Account not governed by a Collection Bank Agreement listed on Schedule IV nor transfer any Accounts Receivable from any such Account unless permitted by Section 8.17 of the Credit Agreement;

                  (j) direct the payor of any Accounts Receivable to be paid by wire transfer to make such wire transfer directly to the concentration account of the Borrower governed by the Concentration Bank Agreement; and

                  (k) at any time, if such Grantor acquires a commercial tort claim (as such term is defined in Revised Article 9 with corresponding provision in Rev. ss.9-102(a)(13), regardless of whether Revised Article 9 is in effect in any jurisdiction relevant hereto), immediately provide written notification to Secured Party, such notification to include details thereof, and such Grantor shall grant to Secured Party in such writing a first priority perfected security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party.

                  SECTION 7. SPECIAL COVENANTS WITH RESPECT TO EQUIPMENT AND INVENTORY. Each Grantor shall:

                  (a) keep the Equipment and Inventory of such Grantor at the places therefor specified on Schedule I annexed hereto or, upon 30 days' prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

                  (b) cause the Equipment of such Grantor to be maintained and preserved in merchantable quality, and shall forthwith, or, in the case of any loss or damage to any of such Equipment when subsection (c) of Section 8 is not applicable, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment of such Grantor;

                  (c) keep correct and accurate records of the Inventory of such Grantor, itemizing and describing the kind, type and quantity of such Inventory, such Grantor's cost therefor and (where applicable) the current list prices for the Inventory;

                  (d) upon the occurrence of an Event of Default, if any Inventory of such Grantor is in possession or control of any of such Grantor's agents or processors, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

                  (e) promptly upon the issuance and delivery to such Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party.

                  SECTION 8.        INSURANCE.

                  (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in accordance with the terms of the Credit Agreement. Such insurance shall include, without limitation, property damage insurance and liability insurance. Each policy for property damage insurance shall provide for all losses to be paid directly to Secured Party. Each policy shall in addition name the Grantor and Secured Party as insured parties thereunder (without any representation or warranty by or obligation upon Secured Party) as their interests may appear and have attached thereto a loss payable clause acceptable to Secured Party that shall (i) contain an agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (ii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto, and (iii) provide that at least 30 days' prior written notice of cancellation, material amendment, reduction in scope or limits of coverage or of lapse shall be given to Secured Party by the insurer. Each Grantor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of such insurance and, as often as Secured Party may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of Secured Party, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 5(a) and cause the respective insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, the applicable Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by any Grantor pursuant to this Section 8 shall be paid to the Grantor that maintains the insurance as reimbursement for the costs of such repairs or replacements.

                  (c) Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $100,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 20.

                  SECTION 9. SPECIAL COVENANTS WITH RESPECT TO ACCOUNTS AND RELATED CONTRACTS.

                  (a) Each Grantor shall remain organized under the laws of the state in which it is incorporated as of May 18, 2001, shall maintain its organization or federal employer identification number (as the case may be) as specified in Schedule I hereto, and shall keep its chief place of business, chief executive office and the office where it keeps its records concerning the Accounts and Related Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days' prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours upon reasonable notice to the Grantor to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract of such Grantor.

                  (b) Each Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

                  (c) Except as otherwise provided in this subsection (c) or in the Collection Bank Agreements, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts and Related Contracts. In connection with such collections, each Grantor may take (and, at Secured Party's direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantors of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to any Grantor thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantors might have done. After receipt by any Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 20, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  SECTION 10. SPECIAL PROVISIONS WITH RESPECT TO THE ASSIGNED AGREEMENTS.

                  (a)      Each Grantor shall at its expense:

                           (i)      perform and observe all terms and
         provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements of such Grantor in full force and effect, enforce such Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party; and

                           (ii) furnish to Secured Party, promptly upon receipt thereof, copies of all notices, requests and other documents received by such Grantor under or pursuant to such Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding such Assigned Agreements as Secured Party may reasonably request, and (B) upon request of Secured Party make such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

                  (b) Upon and during the continuance of an Event of Default, no Grantor shall:

                           (i) cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof;

                           (ii) materially amend or otherwise materially modify any of the Assigned Agreements or give any consent, waiver or approval thereunder;

                           (iii) waive any default under or breach of any of the Assigned Agreements;

                           (iv)     consent to or permit or accept any
         prepayment of amounts to become due under or in connection with any of the Assigned Agreements, except as expressly provided therein; or

                           (v) take any other action in connection with any of the Assigned Agreements that would impair the value of the interest or rights of any Grantor thereunder or that would impair the interest or rights of Secured Party.

                  SECTION 11. DEPOSIT ACCOUNTS. Upon the occurrence and during the continuation of an Event of Default, Secured Party may continue to exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party constituting part of the Collateral. Secured Party may, to the fullest extent, further exercise offset rights with respect to such deposit accounts.

                  SECTION 12. LICENSE OF PATENTS, TRADEMARKS, COPYRIGHTS, ETC. Each Grantor hereby assigns, transfers and conveys to Secured Party, effective upon the occurrence of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes owned or used by such Grantor that relate to the Collateral and any other collateral granted by such Grantor as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to any Grantor.

                  SECTION 13.       TRANSFERS AND OTHER LIENS. No Grantor
shall:

                  (a) sell, lease, license, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; or

                  (b) except for the security interest created by this Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person, except as permitted by the Credit Agreement.

                  SECTION 14.       VOTING RIGHTS; PROFITS, INTEREST AND
DIVIDENDS.

                  (a) So long as no Event of Default shall have occurred and be continuing:

                  (i) Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (including without limitation rights of approval arising under any Joint Venture Agreement or LLC Agreement and the right to manage and administer the business of any Joint Venture or LLC) for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that each Grantor shall not exercise or refrain from exercising any such right if Secured Party shall have notified such Grantor that, in Secured Party's judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof; and provided, further, that each Grantor shall give Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right. It is understood, however, that neither (A) the voting by any Grantor for or such Grantor's consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) any Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 14(a)(i), and no notice of any such voting or consent need be given to Secured Party;

                  (ii) Grantors shall be entitled to receive, retain and utilize any and all payments, including but not limited to profits, dividends and other distributions, paid in respect of the Collateral; provided, however, that any and all

                           (A) profits, dividends, and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

                           (B) profits, dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, and

                           (C) cash paid, payable or otherwise distributed in redemption of or in exchange for any Collateral,

         shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by any Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Collateral in the same form as so received (with all necessary endorsements); and

                  (iii) Secured Party shall execute and deliver (or cause to be executed and delivered) to Grantors all such proxies and other instruments as Grantors may from time to time reasonably request for the purpose of enabling any Grantor to exercise the voting and other consensual rights that it is entitled to exercise pursuant to Section 14(a)(i) and to receive the profits, dividends and other distributions that it is authorized to receive and retain pursuant to Section 14(a)(ii).

                  (b) Upon the occurrence and during the continuation of an Event of Default:

                  (i) upon written notice from Secured Party to Grantors, any or all rights of Grantors to exercise the voting and other consensual rights, and the rights to manage and administer the business and affairs of the Joint Ventures and LLCs, that they would otherwise be entitled to exercise pursuant to
                  Section 14(a)(i) shall cease, and all such rights (or such of those rights as Secured Party may have elected) shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights, subject to any enforceable provisions of the Joint Venture Agreements;

                  (ii) all rights of Grantors to receive any and all payments under or in connection with any Joint Venture Agreement and LLC Agreement, including but not limited to the profits, dividends, and other distributions that they otherwise would be authorized to receive and retain pursuant to Section 14(a)(ii), shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold such payments as Collateral; and

                  (iii) all payments that are received by any Grantor contrary to the provisions of Section 14(b)(ii) are received in trust for the benefit of Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsement).

                  SECTION 15. ASSIGNMENT OF CONCENTRATION AND COLLECTION ACCOUNTS. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant to Section 1, each Grantor hereby grants, sells, conveys, transfers, assigns and sets over to Secured Party, for its benefit and the ratable benefit of Lenders, all of such Grantor's right, title and interest in and to all deposit accounts, including all deposit accounts maintained at PNC Bank, National Association, and its successors and assigns, for the concentration and collection of funds, all deposit accounts maintained with Lenders and their successors and assigns for the concentration and collection of funds or otherwise, including, without limitation, all deposit accounts maintained with as Bankers Trust Company and its successors and assigns.

                  SECTION 16. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby irrevocably appoints Secured Party as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

                  (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 8;

                  (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) to receive, endorse and collect (i) any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above and (ii) all instruments made payable to such Grantor representing any payment of profits, dividends or any other distribution in respect of any of the Collateral;

                  (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantors to Secured Party, due and payable immediately without demand;

                  (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

                  (g) upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantors' expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as any Grantor might do.

                  SECTION 17. SECURED PARTY MAY PERFORM. If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under
Section 21.

                  SECTION 18. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

                  SECTION 19.       REMEDIES.

                  (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it under applicable law, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties,
(b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of any Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor's equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable irrespective of the impact of any such sales on the market price of such Collateral. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor waives any right that it may have to require Secured Party to pursue any third person for any of the Secured Obligations. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall remain jointly and severally liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                  (b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "SECURITIES ACT"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or qualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit any Joint Venture or LLC to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such Joint Ventures or LLCs would, or should, agree to so register it.

                  (c) If Secured Party determines to exercise its right to sell any or all of the Collateral, upon written request, each Grantor shall and shall cause all Joint Ventures from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of the interests included in the Collateral that may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  SECTION 20. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

                  FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of any Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 21;

                  SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

                  THIRD: To the payment to or upon the order of the applicable Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                  SECTION 21.       INDEMNITY AND EXPENSES.

                  (a) Grantors agree jointly and severally to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                  (b) Grantors agree jointly and severally to pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                  SECTION 22. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon each Grantor, its successors and assigns, and
(c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 11.05 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise, and each Grantor waives and will not assert against any assignee any claims, defenses or set-offs which such Grantor could assert against Secured Party, except defenses which cannot be waived. Upon the indefeasible payment in full of all Secured Obligations, the cancellation or termination of the Commitments, and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor in whom title to the Collateral exists. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantor in whom title to the Collateral exists such documents as Grantor in whom title to the Collateral exists shall reasonably request to evidence such termination.

                  SECTION 23.       SECURED PARTY AS AGENT.

                  (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders and Issuing Bank. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

                  (b) Secured Party shall at all times be the same Person that is Agent under the Credit Agreement. Written notice of resignation by Agent pursuant to subsection 10.09 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement and appointment of a successor Agent pursuant to subsection 10.09 of the Credit Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Agent under subsection 10.09 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party under this Agreement, and the retiring Secured Party under this

Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

                  SECTION 24. CONFLICT WITH TRADEMARK SECURITY AGREEMENT. To the extent that the provisions of this Agreement with respect to that Collateral described in Section 1(f) hereof conflict with the provisions of any Trademark Security Agreement (the "TRADEMARK SECURITY AGREEMENT"), the provisions of the Trademark Security Agreement shall control. Nothing in the foregoing sentence shall affect the validity or enforceability of any provision of this Agreement with respect to any other Collateral.

                  SECTION 25. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  SECTION 26. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by facsimile transmission or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of facsimile transmission, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

                  SECTION 27. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  SECTION 28. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 29. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 30. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE SECURITY INTERESTS GRANTED HEREUNDER WITH RESPECT TO EACH GRANTOR ORGANIZED UNDER THE LAWS OF A JURISDICTION THAT HAS ADOPTED REVISED ARTICLE 9 SHALL BE GOVERNED AND DETERMINED BY THE UNIFORM COMMERCIAL CODE IN EFFECT IN SUCH JURISDICTION, AS SUCH CODE MAY BE AMENDED (INCLUDING AMENDMENTS RELATED TO REVISED ARTICLE 9) OR SUCH OTHER APPLICABLE LAW (AS AMENDED) THAT INCREASES THE VALIDITY AND ENFORCEABILITY OF THE SECURITY INTERESTS GRANTED HEREUNDER, IT BEING THE INTENT OF THE PARTIES THAT THE SECURITY INTERESTS HEREUNDER BE GIVEN THE BROADEST POSSIBLE SCOPE. Unless otherwise defined herein or in the Credit Agreement, capitalized terms used in Articles 8 and 9 of the Uniform Commercial Code, as it is currently enacted or may hereafter be amended, under the applicable jurisdiction or jurisdictions shall have the meanings set forth therein.

                  SECTION 31. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY GRANTOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Each Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Grantor at its address provided in Section 26, such service being hereby acknowledged by each Grantor to be sufficient for personal jurisdiction in any action against such Grantor in any such court and to be otherwise effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against any Grantor in the courts of any other jurisdiction.

                  SECTION 32. WAIVER OF JURY TRIAL. EACH GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each Grantor and Secured Party acknowledge that this waiver is a material inducement for such Grantor and Secured Party to enter into a business relationship, that such Grantor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Each Grantor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  SECTION 33. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, Secured Party and each Grantor have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                    BANKERS TRUST COMPANY,
                                    as Agent



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                         Deutsche Banc Alex. Brown Incorporated
                                         130 Liberty Street, 28th Floor
                                         New York, New York 10006
                                         Attention: Silvia L. Spear
                                         Telecopy: (212) 250-6314

AHP, L.P., A TENNESSEE LIMITED PARTNERSHIP
AHP ALLIANCE OF COLUMBIA, A SOUTH CAROLINA GENERAL PARTNERSHIP
AHP HOME CARE ALLIANCE OF GAINESVILLE, A FLORIDA GENERAL PARTNERSHIP
AHP HOME CARE ALLIANCE OF TENNESSEE, A TENNESSEE GENERAL PARTNERSHIP
AHP HOME CARE ALLIANCE OF VIRGINIA, A VIRGINIA GENERAL PARTNERSHIP
AHP KNOXVILLE PARTNERSHIP, A TENNESSEE GENERAL PARTNERSHIP
AHP HOME MEDICAL EQUIPMENT PARTNERSHIP OF TEXAS, A TEXAS GENERAL PARTNERSHIP AHP FINANCE, INC., A DELAWARE CORPORATION
ALLEGHENY RESPIRATORY ASSOCIATES, INC., A PENNSYLVANIA CORPORATION
AMERICAN HOMEPATIENT, INC., A TENNESSEE CORPORATION
AMERICAN HOMEPATIENT OF ARKANSAS, INC., AN ARKANSAS CORPORATION
AMERICAN HOMEPATIENT OF ILLINOIS, INC., AN ILLINOIS CORPORATION
AMERICAN HOMEPATIENT OF IOWA, INC., A DELAWARE CORPORATION
AMERICAN HOMEPATIENT OF NEVADA, INC., A NEVADA CORPORATION
AMERICAN HOMEPATIENT OF TEXAS, L.P., A TEXAS LIMITED PARTNERSHIP
AMERICAN HOMEPATIENT VENTURES, INC., A TENNESSEE CORPORATION
BREATHING EQUIPMENT INC., A PENNSYLVANIA CORPORATION
AMERICAN HOMEPATIENT EAST, INC., A MASSACHUSETTS CORPORATION
AMERICAN HOMEPATIENT OF NEW YORK, INC., A NEW YORK CORPORATION
COLORADO HOME MEDICAL EQUIPMENT ALLIANCE LLC, A COLORADO
   LIMITED LIABILITY COMPANY
DESIGNATED COMPANIES, INC., A NEW YORK CORPORATION
DOWNEAST MEDICAL SHOPPE, A MAINE CORPORATION
MEDICAL EQUIPMENT SERVICE, INC., AN ILLINOIS CORPORATION
NATIONAL I.V., INC., AN ARKANSAS CORPORATION
NATIONAL MEDICAL SYSTEMS, INC., AN ARKANSAS CORPORATION
THE NATIONAL MEDICAL RENTALS, INC., AN ARKANSAS CORPORATION
NORTHEAST PENNSYLVANIA ALLIANCE LLC, A PENNSYLVANIA LIMITED LIABILITY COMPANY NORTHWEST WASHINGTON ALLIANCE LLC, A WASHINGTON LIMITED LIABILITY COMPANY SOUND MEDICAL EQUIPMENT, INC., A WASHINGTON CORPORATION
UNITED CLINICAL SERVICES, INC., A NEW JERSEY CORPORATION
VOLUNTEER MEDICAL OXYGEN & HOSPITAL EQUIPMENT COMPANY, A TENNESSEE CORPORATION



On behalf of all of the above entities:


By:
    ----------------------------------------
Name:
      --------------------------------------
Title:
       -------------------------------------

                                   SCHEDULE I
             TO AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                            Locations of Collateral

1.       Locations of Equipment, Inventory and Other Collateral:

         See Schedule I(A)

2. Locations of Chief Place of Business, Chief Executive Office and Office Where Records and Chattel Paper Representing Accounts Are Kept:

         Maryland Farms Office Park
         5200 Maryland Way, Suite 400
         Brentwood, TN 37027-5018

3.       State of Incorporation or Formation:

         See signature page

6.       Organization or Federal Employer Identification Number:

         See Schedule I(B)

                                 SCHEDULE I (A)
                             LOCATION OF COLLATERAL




                                     S-1-A

                                 SCHEDULE I (B)
                              ORGANIZATION NUMBERS


                                                                        CORPORATE           FEDERAL EMPLOYER
             CORPORATIONS:                                        IDENTIFICATION NUMBER:  IDENTIFICATION NUMBER
             -------------                                        ----------------------  ---------------------

AHP Finance, Inc.                                                        2700015               62-1624249
Allegheny Respiratory Associates, Inc.                                   0927825               37-1350683
American HomePatient, Inc. (TN)                                          0175681               62-1298835
American HomePatient of Arkansas, Inc.                                  CP00094949             62-1494549
American HomePatient of Illinois, Inc.                                   58610658              37-1350683
American HomePatient of Iowa, Inc.                                       2638577               51-0376548
American HomePatient of Nevada, Inc.                                   C13835-1997             86-0878410
American HomePatient of New York, Inc.                                N/A (New York)           16-1142319
American HomePatient Ventures, Inc.                                      0254915               62-1505940
Breathing Equipment, Inc.                                                0601279               23-1982202
American HomePatient East, Inc.                                        N/A (Mass.)             04-2821584
Designated Companies Inc.                                             N/A (New York)           16-1322991
Downeast Medical Shoppe                                                 19820434 D             01-0378373
Medical Equipment Service, Inc.                                          52069645              37-1083405
National I.V., Inc.                                                     CP00091112             71-0708183
The National Medical Rentals, Inc.                                      CP00036608             71-0457738
National Medical Systems, Inc.                                          CP00110488             71-0751771
Sound Medical Equipment, Inc.                                           600385091              91-1123924
United Clinical Services, Inc.                                          0100359769             22-2858427
Volunteer Medical Oxygen & Hospital Equipment Company                    0185478               62-1314729


  LIMITED PARTNERSHIPS AND LIMITED LIABILITY COMPANIES:                  NUMBER:
  -----------------------------------------------------                  -------

AHP, L.P.                                                                0275020               62-1598960
American HomePatient of Texas, L.P.                                     85542-10               74-2775696
Colorado Home Medical Equipment Alliance, LLC                          19971114212             84-1420928
Northeast Pennsylvania Alliance, LLC                                     3010371               62-1738535
Northwest Washington Alliance, LLC                                      601886321              62-1749572


                      GENERAL PARTNERSHIPS:                              NUMBER:
                      ---------------------                              -------

AHP Alliance of Columbia                                                                       62-1650186
AHP Home Care Alliance of Gainesville                                                          62-1637225
AHP Home Care Alliance of Tennessee                                                            62-1584579
AHP Home Care Alliance of Virginia                                                             54-1756398
AHP Knoxville Partnership                                                                      62-1556783
AHP Home Medical Equipment Partnership of Texas                                                75-2306849


                                     S-1-B

                                  SCHEDULE II
             TO AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                   TRADE NAMES AND FICTITIOUS BUSINESS NAMES


Entity                                               Name
------                                               ----

AHP, L.P.                                   AHP Health, L.P.
Allegheny Respiratory Associates, Inc.      Kinzua Kare
Breathing Equipment Incorporated            Hazelton Medical and Breathing Equipment
Designated Companies, Inc.                  CarePlan

                                  SCHEDULE III
             TO AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                       LIST OF TRADEMARKS AND TRADENAMES


   American HomePatient (and Design attached), registered number 1991460 on
          August 6, 1996 in United States Patent and Trademark Office

                                  SCHEDULE IV
             TO AMENDED AND RESTATED SUBSIDIARY SECURITY AGREEMENT

                            LIST OF DEPOSIT ACCOUNTS

                                  See attached

ENTITY                                BANK NAME               ADDRESS              CITY       STATE   POSTAL CODE     ACCOUNT #
------                                ---------               -------              ----       -----   -----------     ---------

AHP Home Care Alliance of
   Tennessee                          PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418391
AHP Home Medical Equipment
   Partnership of Texas               PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002420133
AHP Homecare Alliance of VA           PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418025
AHP Knoxville Partnership             PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418252
AHP Knoxville Partnership             First Tennessee   800 S. Gay Street        Knoxville      TN      37027-5072    4420144
American HomePatient East Inc         HSBC              1248 Abbot Rd.           Lackawanna     NY      14218         768305730
American HomePatient East Inc         First Union       123 South Broad          Philadelphia   PA      19109         2014220565351
                                      Penn Security
                                      Bank & Trust
American HomePatient East Inc         Company           150 North Washington     Scranton       PA      18503         5-260-262-9
American HomePatient East Inc         PNC Bank          620 Liberty Avenue       Pittsburg      PA      15265         100528984
American HomePatient East, Inc.       Sovereign Bank-   111 Westminister         Providence     RI      02903         52500014502
                                      New England
American HomePatient of
   Arkansas, Inc.                     PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369992
American HomePatient of
   Iowa, Inc.,                        PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004370184
American HomePatient of
   New York, Inc.,                    PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002414972
American HomePatient of
   New York, Inc.,                    PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004370221
American HomePatient of
   New York, Inc.,                    M&T Bank          One Fountain Plaza       Buffalo        NY      14203-1495    8229163
American HomePatient of
   Texas, L.P.                        Bank of America   P. O. Box 798            Wichita        KS      67201         1500081823
American HomePatient of
   Texas, L.P.                        PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418199
American HomePatient of
   Texas, L.P.                        PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419757
American HomePatient, Inc.            Webster Bank      450 Main Street          Waterbury      CT      06702         251001665
American HomePatient, Inc.            PNC Bank          222 Delaware Ave         Wilmington     DE      19899         5636883729
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418498
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418551
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418666
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419183
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419263
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419618
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419677
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419925
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419984
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002420061
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369546
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369669
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369706
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369757
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369853
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369909
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004370336
American HomePatient, Inc.            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418893
Colorado Home Medical
   Equipment Alliance, LLC            PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369597
Columbia AHP Homecare
   Alliance                           BancorpSouth      One Mississippi Plaza    Tupelo         MS      38801         1700-402-9
Downeast Medical Shoppe               Key Bank          23 Water Street          Bangor         ME      04401         21100528
National I.V. Inc.                    Bank One          P.O. Box 655415          Dallas         TX      75265-5415    1885691632
National Medical Rentals, Inc.        Bank One          P.O. Box 655415          Little Rock    AR      75265-5415    1885691624
Sound Medical Equipment, Inc.         PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002419538
The National Medical
   Rentals, Inc.                      PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3004369482
Volunteer Medical and Hospital
   Equipment Co., Inc.                PNC Bank          500 West Jefferson St.   Louisville     KY      40296         3002418447


                                     S-IV